            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYOR. -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

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                                              GIVE THE
                                           SOCIAL SECURITY
       FOR THIS TYPE OF ACCOUNT:            NUMBER OF --
------------------------------------------------------------
 1.  An individual's account             The individual
 2.  Two or more individuals (joint      The actual owner of
     account)                            the account or, if
                                         combined funds, the
                                         first individual on
                                         the account(1)
 3.  Husband and wife (joint account)    The actual owner of
                                         the account or, if
                                         joint funds, either
                                         person(1)
 4.  Custodian account of a minor        The minor(2)
     (Uniform Gift to Minors Act)
 5.  Adult and minor (joint account)     The adult or, if
                                         the minor is the
                                         only contributor,
                                         the minor(1)
 6.  Account in the name of guardian or  The ward, minor, or
     committee for a designated ward,    incompetent
     minor, or incompetent person        person(3)
 7.  a. The usual revocable savings      The grantor-
        trust account (grantor is also   trustee(1)
        trustee)
     b. So-called trust account that is  The actual owner(1)
        not a legal or valid trust
        under State law
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                                          GIVE THE EMPLOYER
                                           IDENTIFICATION
       FOR THIS TYPE OF ACCOUNT:            NUMBER OF --
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 8.  Sole proprietorship account         The owner(4)
 9.  A valid trust, estate, or pension   The legal entity
     trust                               (Do not furnish the
                                         identifying number
                                         of the personal
                                         representative or
                                         trustee unless the
                                         legal entity itself
                                         is not designated
                                         in the account
                                         title.)(5)
10.  Corporate account                   The corporation
11.  Religious, charitable, or           The organization
     educational organization account
12.  Partnership account held in the     The partnership
     name of the business
13.  Association, club or other tax-     The organization
     exempt organization
14.  A broker or registered nominee      The broker or
                                         nominee
15.  Account with the Department of      The public entity
     Agriculture in the name of a
     public entity (such as a state or
     local government, school district,
     or prison) that receives
     agricultural program payments
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(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner. You may also enter your business or "doing business as" name. You may also use either your social security number or employer identification number (if you have one).
(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:
   (1) An organization exempt from tax under section 501(a), an individual retirement plan or a custodial account under Section 403(b)(7).
   (2)  The United States or any agency or instrumentality thereof.
   (3) A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
   (4) A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
   (5)  An international organization or any agency or instrumentality thereof.

Other payees that may be exempt from backup withholding include the following:
   (6)  A corporation.
   (7)  A foreign central bank of issue.
   (8) A dealer in securities or commodities required to registered in the United States, the District of Columbia, or a possession of the United States.
   (9) A futures commission merchant registered with the Commodity Futures Trading Commission.
  (10)  A real estate investment trust.
  (11) An entity registered at all times during the tax year under the Investment Company Act of 1940.
  (12)  A common trust fund operated by a bank under section 584(a).
  (13)  A financial institution.
  (14)  A middleman known in the investment community as a nominee or custodian.
  (15)  An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
        For interest and dividend payments, all listed payees are exempt except the payee in item (9). For broker transactions, all payees listed in items (1) through (13) are exempt, and a person registered under the Investment Advisors Act of 1940 who regularly acts as broker is also exempt. For barter exchange transactions and patronage dividends, only payees listed in items (1) through (5) are exempt from backup withholding. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees listed in items (1) through (7). However, a corporation (except certain hospitals described in Regulations section 1.6041-3(c)) that provides medical and health care services, or bills and collects payments for such services, is not exempt from backup withholding.
PAYMENTS NOT GENERALLY SUBJECT TO BACKUP WITHHOLDING
Payment of dividends and patronage dividends not generally subject to backup withholding include the following:
  - Payments to nonresident aliens subject to withholding under section 1441.
  - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
  - Payments of patronage dividends where the amount received is not paid in money.
  - Payments made by certain foreign organizations.
  - Section 404(k) payments made by an ESOP.
Payments of interest not generally subject to backup withholding include the following:
  - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct taxpayer identification number to the payor.
  - Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  - Payments described in section 6049(b)(5) to non-resident aliens.
  - Payments on tax-free covenant bonds under section 1451.
  - Payments made by certain foreign organizations.
  - Mortgage or student loan interest paid to you.

Exempt payee described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYOR. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

  Certain payments, other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 604lA, 6045, and 6050A.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to IRS. IRS uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 30% (29% after 2003) of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDER. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

 FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE
                                    SERVICE.